                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                AMENDMENT NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 9, 1999



                            AMB PROPERTY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                 001-13545                 94-3281941
------------------------------      ------------             -------------------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)



505 MONTGOMERY STREET , SAN FRANCISCO, CA                         94111
-----------------------------------------                       ----------
(Address of principal executive offices)                        (Zip code)



                                 (415) 394-9000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                           AMB PROPERTY CORPORATION
                                CURRENT REPORT
                                      ON
                                   FORM 8-K/A
                                 AMENDMENT NO.1


Item 5.  Other Events

         On April 8, 1999, we filed a Form 8-K with the Securities and Exchange Commission reporting the signing of the agreements described below and providing an unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 and an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998. This amendment amends and restates the Form 8-K to update the information contained in the Form 8-K and to provide an unaudited pro forma condensed consolidated balance sheet as of March 31, 1999, an unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 and an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998.

         On March 9, 1999, AMB Property, L.P., a Delaware limited partnership in which we are the sole general partner, signed a series of definitive agreements with BPP Retail, LLC, a co-investment entity between Burnham Pacific Properties and the California Public Employees' Retirement System, pursuant to which, if fully consummated, BPP Retail will acquire up to 28 retail shopping centers, totaling approximately 5.1 million square feet, for an aggregate price of $663.4 million. The sale of five of the properties is subject to the consent of our joint venture partners. One of our joint venture partners who holds an interest in three of the properties has indicated that it will not consent to the sale of these properties at this time. As a result, the sale price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet, is approximately $560.4 million. We intend to dispose of these three properties or our interests in the joint ventures through which we hold the three properties and we have therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet. Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. We originally expected the first closing to occur on or about April 30, 1999. Under the agreements, AMB Property, L.P. has the right to extend the closing dates for a period of up to either 20 or 50 days. AMB Property, L.P. has exercised this right with respect to the first closing, which we now expect to occur on or about June 15, 1999. We currently expect the second and third closings to occur on or about July 31, 1999 and December 1, 1999.

         In addition, AMB Property, L.P. has entered into a definitive agreement, subject to a financing condition, with Burnham Pacific, pursuant to which if fully consummated, Burnham Pacific will acquire up to six additional retail centers, totaling 1.5 million square feet, for $284.4 million. Assuming satisfaction or waiver of the financing condition, we currently expect this transaction to close by December 31, 1999. In connection with these transactions, we have also granted the California Public Employees' Retirement System an option to purchase up to 2,000,000 shares of our common stock for an exercise price of $25 per share that the California Public Employees' Retirement System may exercise on or before March 31, 2000. The above transactions are collectively referred to as the "Divestiture."

         Although none of the transactions has a discretionary due diligence period, the transaction with Burnham Pacific is subject to a financing condition and all of the transactions are subject to certain customary closing conditions, which are generally applied on a property-by-property basis. Burnham Pacific has announced that it has received and is reviewing a merger proposal. We do not believe that the contractual obligations of Burnham Pacific or BPP Retail with respect to the purchase of the retail centers will be affected by any resulting merger, although we are unable to predict the effect of any merger on Burnham Pacific's ability to satisfy the financing condition. BPP Retail has posted certain initial deposits aggregating $25 million on the transactions, approximately $3.9 million of which was refunded in connection with the three joint venture properties for which our joint venture partner's consent was not obtained. BPP Retail's liability in the event of its default under a definitive agreement is limited to its deposit. We intend to use the proceeds of approximately $844.8 million from the sale of the 31 retail centers to Burnham Pacific and BPP Retail to pay approximately $9.4 million in transaction expenses, to repay secured debt related to the properties, to partially pay down our unsecured credit facility, for potential acquisitions and for general corporate purposes. Although we believe that the transactions are probable, they may not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements.

         As of the date of this report, we own an approximate 95.0% common general partnership interest in AMB Property, L.P. We are the sole general partner of AMB Property, L.P. and we have the full, exclusive and complete responsibility and discretion in the management and control of AMB Property, L.P. Therefore, we consolidate AMB Property, L.P. for financial reporting purposes.

         Forward Looking Statements

         Some of the information included in this report contains forward-looking statements, such as statements pertaining to the closing of the BPP Retail and Burnham Pacific transactions, the anticipated net proceeds, sale price and number of properties subject to the transactions and the effect of any merger of Burnham Pacific on its and BPP Retail's contractual obligations. Likewise, the pro forma financial information included in this report also contains forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The failure of the transactions with BPP Retail and Burnham Pacific to close with respect to some or all of the properties under contract or a significant delay with respect to one or more of the closings could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.


Item 7.  Financial Statements and Exhibits.

         (a) Pro Forma Financial Information for AMB Property Corporation (Unaudited)

             Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999

             Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999

             Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999

             Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999

             Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

             Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

                            AMB PROPERTY CORPORATION

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

BACKGROUND

    The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 has been prepared to reflect AMB Property, L.P. (the "Operating Partnership") entering into a series of definitive agreements whereby, if fully consummated, the Operating Partnership will divest up to 31 retail shopping centers with various estimated closing dates through December 31, 1999 for an aggregate price of $844.8 million (the "Divestiture") as if the Divestiture had occurred on March 31, 1999. The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 has been prepared to reflect the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through March 31, 1999. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998, (ii) pro forma debt and other adjustments resulting from the sale of the Operating Partnership's senior debt securities, the sale of 8.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") of AMB Property Corporation (the "Company"), the sale of 8.625% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") of the Operating Partnership and the sale of 8.75% Series C Cumulative Redeemable Preferred
Units (the "Series C Preferred Units") of AMB Property II, L.P. and the application of the resulting net proceeds and (iii) the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through December 31, 1998.

    These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Company's December 31, 1998 Form 10-K. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the sale of the senior debt securities, the sale of the Series A Preferred Stock, the sale of the Series B Preferred Units and the sale of the Series C Preferred Units and the application of the resulting net proceeds therefrom, the 1998 property acquisitions and the Divestiture.

    The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                           (UNAUDITED, IN THOUSANDS)

                                         COMPANY(1)        DIVESTITURE(2)         PRO FORMA
                                         ----------        --------------        ----------
ASSETS
Investments in real estate, net .......  $2,735,601          $       --           $2,735,601
Properties held for divesture, net ....     871,665            (738,006)             133,659
Divestiture receivable ................          --             694,273              694,273
Cash and cash equivalents .............      29,165             (11,368)              17,797
Other assets ..........................      60,187                  --               60,187
                                         ----------          ----------           ----------
         Total assets .................  $3,696,618          $  (55,101)          $3,641,517
                                         ==========          ==========           ==========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Secured debt ..........................  $  770,429          $ (132,091)          $  638,338
Unsecured credit facility..............     316,000                  --              316,000
Unsecured Senior debt securities ......     400,000                  --              400,000
Other liabilities .....................     123,796                  --              123,796
                                         ----------          ----------           ----------
         Total liabilities ............   1,610,225            (132,091)           1,478,134
                                         ----------          ----------           ----------
Minority interests ....................     324,860              (3,683)             321,177
                                         ----------          ----------           ----------
Stockholders' Equity
  Series A Preferred Stock ............      96,100                  --               96,100
  Common Shares .......................         860                  --                  860
  Additional paid-in capital ..........   1,664,573                  --            1,664,573
  Retained earnings ...................          --              80,673               80,673
                                         ----------          ----------           ----------
         Total equity .................   1,761,533              80,673            1,842,206
                                         ----------          ----------           ----------
         Total liabilities and
           stockholder's equity .......  $3,696,618          $  (55,101)          $3,641,517
                                         ==========          ==========           ==========

                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                       (UNAUDITED, DOLLARS IN THOUSANDS)

    (1.) Reflects the historical consolidated balance sheet of AMB Property Corporation as of March 31, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's March 31, 1999 Form 10-Q.

    (2.) On March 9, 1999, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), in which AMB Property Corporation (the "Company") is the sole general partner, signed a series of definitive agreements with BPP Retail, LLC ("BPP Retail"), a co-investment entity between Burnham Pacific Properties ("BPP") and the California Public Employees' Retirement System ("CalPERS"), pursuant to which, if fully consummated, BPP Retail will acquire up to 28 retail shopping centers from the Operating Partnership, totaling 5.1 million square feet, for an aggregate price of $663,400. The sale of five of the properties is subject to the consent of the Company's joint venture partners. One of the Company's joint venture partners who holds an interest in three of the properties has indicated that it will not consent to the sale of the properties at this time. As a result, the sale price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet is approximately $560,400. The Company intends to dispose of these three properties or its interests in the joint ventures through which it holds the three properties and has therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet.

    Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. The Company originally expected the first closing to occur on or about April 30, 1999. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to either 20 or 50 days. The Operating Partnership has exercised this right with respect to the first closing, which is now expected to occur on or about June 15, 1999. The Company currently expects the second and third closings to occur on or about July 31, 1999 and December 1, 1999. In addition, the Operating Partnership has entered into a definitive agreement, subject to a financing condition, with BPP, pursuant to which if fully consummated, BPP will acquire up to six additional retail centers, totaling 1.5 million square feet, for $284,400. Assuming satisfaction or waiver of this condition, this transaction is currently expected to close by December 31, 1999. BPP has announced that it has received and is reviewing a merger proposal. The Company does not believe that the contractual obligations of BPP or BPP Retail with respect to the purchase of the retail centers will be affected by any resulting merger, although the Company is unable to predict the effect of any merger on BPP's ability to satisfy the financing condition. Although the Company believes that the transactions are probable, they may not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements.

    Expected details of the transactions are as follows:

                                                  TOTAL RENTABLE           SALE
                                                  SQUARE FOOTAGE           PRICE
APPROXIMATE CLOSING DATE     CENTERS                  (000's)            (MILLIONS)
------------------------     -------              --------------         ----------
June 15, 1999                   9                   1,409                 $207.4
July 31, 1999                  12                   2,036                  245.8
December 1, 1999                4                     868                  107.2

SUBTOTAL                       25                   4,313                 $560.4
December 31, 1999               6                   1,533                  284.4

TOTAL                          31                   5,846                 $844.8


   In connection with these transactions, the Company has also granted CalPERS an option to purchase up to 2,000,000 shares of the Company's Common Stock for an exercise price of $25 per share that may be exercised on or before March 31, 2000. The above transactions are collectively referred to as the "Divestiture".

   As of March 31, 1999, the net carrying value of the 31 properties being divested in connection with the Divestiture was approximately $738,000. Certain of the properties included in these transactions are subject to secured indebtedness which totaled approximately $132,100 as of March 31, 1999. The Company intends to use the proceeds of approximately $844,800 from the Divestiture to pay approximately $9,400 in transaction expenses, to repay the secured debt related to the properties divested, to partially pay down the unsecured credit facility, for potential acquisitions and for general corporate purposes.

    The adjustments reflect the elimination of the real estate assets being divested as well as the acquisition by the Operating Partnership of the joint venture interests in the two properties in which the minority partners consented to sell their interest in connection with the Divestiture. The Operating Partnership intends to acquire the minority interests in these two joint ventures for approximately $11,400 prior to the Divestiture. The adjustments also include a Divestiture receivable for the difference between the net proceeds of approximately $835,400 and the repayment of the secured indebtedness including prepayment penalties. The adjustments also reflect the repayment of secured indebtedness before prepayment penalties of approximately $132,100 related to certain of the properties being Divested. The repayment of the secured indebtedness will result in an extraordinary loss of approximately $9,000. The extraordinary loss consists of prepayment penalties of approximately $14,000 offset by the write-off of approximately $5,000 in debt premiums related to the indebtedness extinguished. The Divestiture will result in an estimated gain of approximately $84,800, which is net of the approximately $9,000 extraordinary loss on the extinguishment of the debt. The net gain has been allocated to the Company and the limited partners based on their respective ownership of the Operating Partnership as of March 31, 1999.

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                            COMPANY(1)      DIVESTITURE(2)     PRO FORMA
                                           ------------     -----------      ------------
REVENUES
Rental revenues ..........................  $   107,657      $ (24,557)      $     83,100
Equity in earnings of unconsolidated
 joint venture ...........................        1,151             --              1,151
Investment management and other income ...          764           (185)               579
                                           ------------      ---------       ------------
          Total revenues ................       109,572        (24,742)            84,830
                                           ------------      ---------       ------------
OPERATING EXPENSES
Property operating expenses .............        14,499         (3,411)            11,088
Real estate taxes .......................        15,035         (3,281)            11,754
General, administrative and other . .....         4,072             --              4,072
Depreciation and amortization ...........        18,424         (4,931)            13,493
Interest expense ........................        22,967         (2,528)            20,439
                                           ------------      ---------       ------------
          Total operating expenses ......        74,997        (14,151)            60,846
                                           ------------      ---------       ------------
Income from operations before
 minority interests .....................        34,575        (10,591)            23,984
Minority interests' share of net
  income ................................        (6,561)           722             (5,839)
                                           ------------      ---------       ------------
          Net income ....................        28,014         (9,869)            18,145
Preferred stock dividends ...............        (2,125)            --             (2,125)
                                           ------------      ---------       ------------
Net income available to common
  stockholders ..........................  $     25,889      $  (9,869)      $     16,020
                                           ============      =========       ============
Net income per common share
  Basic .................................  $        .30                      $        .19
                                           ============                      ============
  Diluted ...............................  $        .30                      $        .19
                                           ============                      ============
Weighted average common shares
outstanding
  Basic .................................    86,001,104                        86,001,104
                                           ============                      ============
  Diluted ...............................    86,020,680                        86,020,680
                                           ============                      ============


                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)

    (1.) Reflects the historical consolidated operations of AMB Property Corporation for the three months ended March 31, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's March 31, 1999 Form 10-Q.

    (2.) Reflects the elimination of the historical revenues and expenses for the three months ended March 31, 1999 related to the real estate assets to be divested in connection with the Divestiture.

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      DEBT AND
                                                                1998 PROPERTY         PREFERRED
                                            COMPANY(1)         ACQUISITIONS(2)       OFFERINGS(3)   DIVESTITURE(4)   PRO FORMA (5)
                                           ------------         ------------         ------------   -----------      ------------
REVENUES
Rental revenues ..........................  $   354,658         $     52,457         $         --    $ (94,831)      $    312,284
Interest and other income ...............         4,229                2,988                   --         (711)             6,506
                                           ------------         ------------         ------------    ---------       ------------
          Total revenues ................       358,887               55,445                   --      (95,542)           318,790
                                           ------------         ------------         ------------    ---------       ------------
OPERATING EXPENSES
Real estate taxes and property
 operating expenses .....................        96,074               11,863                   --      (26,009)            81,928
Interest expense ........................        69,670                   --               19,189      (10,283)            78,576
Depreciation and amortization ...........        57,464                7,732                   --      (17,797)            47,399
General, administrative and other . .....        11,929                   --                   --           --             11,929
                                           ------------         ------------         ------------    ---------       ------------
          Total operating expenses ......       235,137               19,595               19,189      (54,089)           219,832
                                           ------------         ------------         ------------    ---------       ------------
Income from operations before
 minority interests .....................       123,750               35,850              (19,189)     (41,453)            98,958
Minority interests' share of net
  income ................................       (11,157)              (2,384)             (13,436)       2,837            (24,140)
                                           ------------         ------------         ------------    ---------       ------------
          Net income ....................       112,593               33,466              (32,625)     (38,616)            74,818
Preferred stock dividends ...............        (3,639)                  --               (4,861)          --             (8,500)
                                           ------------         ------------         ------------    ---------       ------------
Net income available to common
  stockholders ..........................  $    108,954         $     33,466         $    (37,486)   $ (38,616)      $     66,318
                                           ============         ============         ============    =========       ============
Net income per common share
  Basic .................................  $       1.27                                                              $       0.77
                                           ============                                                              ============
  Diluted ...............................  $       1.26                                                              $       0.77
                                           ============                                                              ============
Weighted average common shares
outstanding
  Basic .................................    85,876,383                                                                85,876,383
                                           ============                                                              ============
  Diluted ...............................    86,235,176                                                                86,235,176
                                           ============                                                              ============


                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)

    (1.) Reflects the historical consolidated operations of AMB Property Corporation for the year ended December 31, 1998. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's December 31, 1998 Form 10-K.

    (2.) The following reflects the incremental effects of properties acquired during the year ended December 31, 1998 based on the historical operations of such properties for the periods prior to acquisition by the Company:


                                                            REAL ESTATE TAXES       REVENUES IN
                                                               AND PROPERTY          EXCESS OF
                                                                 OPERATING            CERTAIN
                                           RENTAL REVENUES        EXPENSES           EXPENSES
                                           ---------------  -----------------        ---------
Cascade ..............................       $     44            $    (11)            $     33
Wilsonville ..........................            167                 (41)                 126
Atlanta South Phase II ...............            116                 (30)                  86
Boston Industrial Portfolio ..........          2,853                (108)               2,745
Mansfield Industrial Portfolio .......             71                  (2)                  69
Orlando Central Park .................            804                (260)                 544
Jamesburg Property ...................          1,466                (543)                 923
Corporate Park Industrial ............            757                (130)                 627
Minneapolis Industrial Portfolio......            592                (230)                 362
Houston Service Center ...............            706                (249)                 457
Meadowridge Business Park ............          1,058                (238)                 820
Northwest Business Center ............            323                 (75)                 248
Forbes ...............................             --                  --                   --
Southfield ...........................             --                  --                   --
Crysen Corridor Warehouse ............            247                 (63)                 184
Garland Industrial Portfolio .........          1,966                (412)               1,554
Suffolk ..............................            165                 (42)                 123
Minnetonka Industrial Portfolio ......          2,022                (768)               1,254
Alsip Industrial .....................            374                (106)                 268
Suffolk Industrial ...................            444                (112)                 332
Chemway Industrial ...................            688                (140)                 548
Amberjack Portfolio...................          5,924              (2,151)               3,773
Willow Lake Portfolio ................          4,501              (1,026)               3,475
Willow Park Portfolio ................          9,610              (1,977)               7,633
Porete Avenue Warehouse...............          1,352                (270)               1,082
Mawah Portfolio ......................          3,379                (282)               3,097
National Distribution Portfolio ......          8,180              (1,731)               6,449
South Point Business Park.............          2,087                (201)               1,886
Northridge ...........................            108                 (43)                  65
Totem Lake Malls .....................            758                (277)                 481
Around Lenox .........................          1,695                (345)               1,350
                                             --------           ---------             --------
                                             $ 52,457           $ (11,863)            $ 40,594
                                             ========           =========             ========

    Five of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio, Minnetonka Industrial Portfolio and South Point Business Park, represent a joint venture with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, minority interests of $2,384 has been reflected relative to these acquisitions.

    Two of the property acquisitions, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased. As such, no property operations have been reflected in the accompanying pro forma statement of operations relative to these acquisitions.

    Also reflects the acquisition of a non-controlling unconsolidated limited partnership interest in an existing real estate joint venture which owns the DuPage Elk Grove Property. As such, the Company's incremental share of equity in earnings of this joint venture of $2,988 is included in interest and other income in the accompanying pro forma statement of operations.

    Also reflects the estimated incremental depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

    (3.) Reflects an adjustment to derive pro forma interest expense as follows:

Secured debt ..............................................       $ 9,868

Unsecured Senior Debt Securities ..........................        14,820

Credit Facility  ..........................................        (5,499)
                                                                  -------
                                                                  $19,189
                                                                  =======

    The increase in pro forma interest expense is the result of borrowings on the Credit Facility related to property acquisitions, the issuance of unsecured senior debt securities, the assumption of secured debt in connection with property acquisitions which is offset by the repayment of borrowings on the Credit Facility of approximately $395,000 with the net proceeds from the sale of the Unsecured Senior Debt Securities and approximately $264,000 from the sale of Series A Preferred Shares, Series B Preferred Units and Series C Preferred Units.

    In June 1998, the Operating Partnership issued $400,000 aggregate principal amount of unsecured notes ("Unsecured Senior Debt Securities") in an underwritten public offering, of which the net proceeds of approximately $394,466 were contributed to the Operating Partnership and used to repay amounts outstanding under the Credit Facility. The Unsecured Senior Debt Securities mature in June 2008. June 2015 and June 2018 and bear interest at a weighted average rate of 7.18%.

    In July, 1998, the Company sold 4,000,000 shares of 8.5% Series A Cumulative Redeemable Preferred Stock at $25.00 per share for $100,000 in an underwritten public offering. These shares are redeemable solely at the option of the Company on or after July 27, 2003. The net proceeds of $96,100 from the offering were contributed to the Operating Partnership in exchange for 4,000,000 Series A preferred units with terms identical to the Series A Preferred Stock. The Operating Partnership used these proceeds to repay borrowings under the Credit Facility.

    In November 1998, the Operating Partnership issued and sold 1,300,000 8.625% Series B Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.3125 per annum. The Series B Preferred Units are redeemable by the Operating Partnership on or after November 12, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series B Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series B Preferred Stock. The Operating Partnership used the net proceeds of $62,259 to repay borrowings under the Credit Facility.

    In November 1998, a subsidiary of the Operating Partnership issued and sold 2,200,000 units of 8.75% Series C Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.375 per annum. The Series C Preferred Units are redeemable by the subsidiary of the Operating Partnership on or after November 24, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series C Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series C Preferred Stock. The subsidiary of the Operating Partnership used the net proceeds of $105,734 to make a loan to the Operating Partnership, which used the funds to repay borrowings under the Credit Facility.

    Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.5%, Series B Preferred Unit distributions at a distribution rate of 8.625% and Series C Preferred Unit distributions at a distribution rate of 8.75%.

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    (4.) Reflects the elimination of the historical revenues and expenses for the year ended December 31, 1998 related to the real estate assets to be divested in connection with the Divestiture.

    (5.) The pro forma taxable income of the Company for the year ended
December 31, 1998 is approximately $66,700, which is based upon pro forma income from operations of approximately $74,800, plus book depreciation and amortization of approximately $46,000 less other book/tax differences of approximately $6,300 and less tax depreciation and amortization of approximately $47,800.

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



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               AMB PROPERTY CORPORATION
                                     (Registrant)



Date: June 9, 1999             By:   /s/ MICHAEL A. COKE
      ----------------               --------------------------------
                                     Michael A. Coke
                                     Chief Financial Officer and
                                     Senior Vice President
                                     (Principal Financial and
                                      Accounting Officer)




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